                                                                   EXHIBIT 99.12

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

Obtaining a Number

If you don't have a taxpayer identification number ("TIN") or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of Social Security Administration or the Internal Revenue Service ("IRS") and apply for a number.

Payees Exempt from Backup Withholding

Payees that may be exempt from backup withholding on ALL interest and dividend payments include the following:
 . A corporation.
 . A financial institution.
 . An organization exempt from tax under section 501(a) or an individual retirement plan.
 . The United States or any agency or instrumentality thereof.
 . A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
 . A foreign government, a political subdivision of a foreign government, or agency or instrumentality thereof.
 . An international organization or any agency or instrumentality thereof.
 . A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.
 . A real estate investment trust.
 . A common trust fund operated by a bank under section 584(a).
 . An exempt charitable remainder trust or a non-exempt trust described in section 4947(a)(1).
 . An entity registered at all times under the Investment Company Act of 1940. . A foreign central bank of issue.

Exempt payees described above nevertheless should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TIN, WRITE "EXEMPT" ON THE FACE OF THE FORM, SIGN AND DATE THE FORM, AND RETURN IT TO THE PAYER.
   Certain payments that are not subject to information reporting are also not subject to backup withholding. For details, see the Treasury regulations under sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A, and 6050N. (All "section"
references herein are to the Internal Revenue Code of 1986)

Privacy Act Notice--Section 6109 requires you to furnish your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA or MSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. Payers must generally withhold 30.5% of taxable interest, dividend, and certain other payments to a payee who does not furnish a TIN to a payer. Certain penalties may also apply.


Penalties

(1) Penalty for Failure to Furnish TIN--If you fail to furnish your TIN to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False Information With Respect to Withholding--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) Criminal Penalty for Falsifying Information--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE IRS.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

   Guidelines for Determining the Proper Identification Number to Give the Payer--Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

                          Give the
For this type account:    SOCIAL
                          SECURITY
                          Number of--
--------------------------------------------------------------
 1. An individual's       The individual
    account


 2. Two or more           The actual owner of
    individuals (joint    the account or, if
    account)              combined funds, any
                          one of the
                          individuals/1/

 3. Husband and wife      The actual owner of
    (joint account)       the account or, if
                          joint funds, either
                          person/1/

 4. Custodian account of  The minor/2/
    a minor (Uniform
    Gift to Minors Act)


 5. Adult and Minor       The adult or, if
    (joint account)       the minor is the
                          only contributor,
                          the minor/1/


 6. Account in the name   The ward, minor or
    of guardian or        incompetent
    committee for a       person/3/
    designated ward,
    minor, or
    incompetent person


 7.a. The usual           The grantor-
     revocable savings    trustee/1/
     trust account
     (grantor is also
     trustee)

 b. So-called trust       The actual owner/1/
     account that is not
     a legal or valid
     trust under State
     law

 8. Sole proprietorship   The Owner/4/
    account


                          Give the
For this type account:    SOCIAL
                          SECURITY
                          Number of--
--------------------------------------------------------------


                                                                                                         Give the
For this type of account:                                                                                EMPLOYER
                                                                                                         IDENTIFICATION
                                                                                                         Number of--







NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

9. A valid trust, estate, or pension fund                                                               Legal entity (Do
                                                                                                         not furnish the
                                                                                                         identifying number
                                                                                                         of the personal
                                                                                                         representative or
                                                                                                         trustee unless the
                                                                                                         legal entity itself
                                                                                                         is not designated
                                                                                                         in the account
                                                                                                         title)/5/

10. Corporate account                                                                                    The corporation

11. Religious, charitable, or educational organization account                                           The organization

12. Partnership account held in the name of the business                                                 The partnership

13. Association, club, or other tax-exempt organization                                                  The organization

14. A broker or registered nominee                                                                       The broker or
                                                                                                         nominee

15. Account with the Department of Agriculture in the name of a public entity (such as a State or local  The public entity government, school district, or person)
    that receives agricultural program payments
-------------------------------------------------------------------------------------------------------------------------

1  List first and circle the name of the person whose number you furnish.
2  Circle the minor's name and furnish the minor's social security number.
3 Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
4  Show the name of the owner.
5  List first and circle the name of the legal trust, estate or pension trust.